SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2009

CenturyTel, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	1-7784	72-0651161
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

100 CenturyTel Drive
Monroe, Louisiana		71203
(Address of Principal Executive Offices)		(Zip Code)
(318) 388-9000
Registrant’s telephone number, including area code

n/a
(Former Name and Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

x Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of October 26, 2008, entered into among Embarq Corporation (“Embarq”), CenturyTel, Inc. (“CenturyTel”), and Cajun Acquisition Company (the “Merger Agreement”). This Current Report on Form 8-K supplements disclosures made in the definitive joint proxy statement/prospectus of CenturyTel and Embarq, dated December 22, 2008, previously mailed to shareholders of CenturyTel and Embarq and filed on December 22, 2008 with the Securities and Exchange Commission as part of a registration statement of CenturyTel on Form S-4.

Settlement of Litigation

As previously disclosed at pages 8-9 of the definitive joint proxy statement/prospectus, on December 1, 2008, a complaint was filed on behalf of a putative class of Embarq stockholders in the District Court of Johnson County, Kansas (the “Court”), styled Tyner v. Embarq Corp, et al., 08CV10121 (the “Action”). The complaint names Embarq, its directors and CenturyTel as defendants. The complaint alleges, among other things, that Embarq’s directors breached their fiduciary duties by entering into the Merger Agreement, including by failing to obtain the highest price available for Embarq’s stockholders and by failing to disclose material information in the proxy materials in connection with the merger, and that Embarq and CenturyTel aided and abetted the directors’ breaches of their fiduciary duties. The Complaint seeks, among other things, class action status, court orders declaring the Merger Agreement unenforceable and enjoining the defendants from consummating the merger, and the payment of attorneys’ fees and expenses.

On January 16, 2009, the putative class representative and defendants entered into a memorandum of understanding with regard to the settlement of the Action. In connection with the settlement contemplated by the memorandum of understanding, Embarq and CenturyTel agreed, among other things, to make certain additional disclosures related to the proposed merger, which are set forth below. The memorandum of understanding contemplates that, pending certain confirmatory discovery, the parties will enter into a stipulation of settlement.

The stipulation of settlement will be subject to customary conditions, including court approval following notice to Embarq’s stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the Court, it will resolve and release all claims in the Action that were or could have been brought challenging any aspect of the proposed merger, the Merger Agreement, and any disclosure made in connection therewith, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, the parties contemplate that plaintiff’s counsel will seek an award of attorneys’ fees and expenses to be paid by Embarq and/or its successor(s) in interest of not more than $1 million. Embarq (and/or its successor(s) in interest) shall pay or cause to be paid such award(s) of attorneys’ fees and expenses. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

Background of the Merger

Pursuant to the memorandum of understanding, we are disclosing the following additional information regarding discussions leading up to the merger, which should be read in the context of the disclosures set forth in the section of the definitive joint proxy statement/prospectus entitled “The Issuance of CenturyTel Shares and the Merger—Background of the Merger” starting on page 30 of the definitive joint proxy statement/prospectus. The agreement to make the additional disclosures specified herein does not constitute an acknowledgment that these additional disclosures are required under any applicable state or federal law, statute, rule or regulation.

  The preliminary business combination proposal received by Embarq from Company A on February 28, 2008, was for consideration consisting of approximately 25% cash and 75% stock. The preliminary business combination proposals received by Embarq from Company C on July 30, 2008 and on August 8, 2008, were each for consideration consisting of approximately 40% cash and 60% stock.

  In CenturyTel’s August 12, 2008 business combination proposal to Embarq, the terms proposed included consideration consisting of approximately 35-40% cash and 60-65% stock, a termination fee payable by Embarq equal to 4-5% of the value implied by the proposal and reciprocal provisions as to representations, covenants, conditions and other matters, including customary mutual provisions regarding non-solicitation of alternative transactions.

  Following the execution of confidentiality agreements through mid-September 2008, Embarq provided the management teams and advisors of each of CenturyTel, Company A and Company C with substantially the same access to due diligence information and the Embarq management team.

  In the regularly scheduled meeting of Embarq’s board of directors on October 13 and 14, the Embarq Board directed management to request business combination proposals from CenturyTel and Company A. The Embarq board made this direction after discussions with Embarq’s advisors and in giving these directions, considered Company B’s prior proposal to acquire Embarq at a discount to its then market value, and the constraints in Company C’s debt instruments regarding its ability to issue additional stock.

  CenturyTel’s October 16, 2008 proposal to Embarq included a lower termination fee equal to 3.5% of the value implied by the proposal, which resulted from negotiations between Embarq and its advisors, and CenturyTel and its advisors.

  In comparison to CenturyTel’s October 16, 2008 proposal, Company A’s October 21, 2008 proposals provided for the combined company board to include a lower proportion of Embarq selected directors than CenturyTel’s proposal, a non-executive Chairman selected by the combined company board rather than selected from among the former Embarq directors as CenturyTel had proposed, and a broad executive role for Mr. Gerke when compared to the CenturyTel proposal which did not contemplate such a role.

  The revised proposals received by Embarq from CenturyTel and Company A on October 25, 2008 also addressed governance matters, including board and committee composition, the inclusion of a non-executive Chairman position, the potential post-closing role for Mr. Gerke and the location of the corporate headquarters of the merged company. The governance terms of each of the revised proposals were substantially similar, except that Company A proposed equal committee representation and CenturyTel proposed committee representation proportional to board representation. In addition, Company A’s and CenturyTel’s proposals included similar deal protection provisions, including mutual non-solicitation provisions and mutual termination fees, calculated for each party as 3.5% of the market value of such party plus the percentage premium implied for Embarq by the respective proposals.

  On October 25, 2008, representatives of Embarq met with Mr. Gerke to discuss the terms of a potential amendment to his employment agreement, which would be applicable if Embarq ultimately entered into a business combination with either CenturyTel or Company A. The principal effect of the potential amendment was to defer for a year Mr. Gerke's right to trigger a good reason termination as a result of a business combination transaction. On October 26, 2008, the compensation committee of the Embarq board met to consider the terms of the potential amendment to Mr. Gerke's employment agreement prior to the meeting of the full board. After discussion, the compensation committee recommended the amendment to the Embarq board, subject to the Embarq board approving a business combination with either CenturyTel or Company A and Embarq entering into a definitive agreement with respect to such a business combination.

  In the meeting of the Embarq board of directors on October 26, 2008, the Embarq board considered the likely realization of synergies under both a potential combination with Company A and a potential combination with CenturyTel, including management’s view that a combination with CenturyTel would provide for greater achievable synergy realization. The Embarq board also considered the relative strength of the combined company’s balance sheet following a potential combination with each of CenturyTel and Company A, including the fact that only Embarq and CenturyTel were investment grade companies, and therefore that a combination with CenturyTel would result in a combined company with a stronger balance sheet better positioned to participate in further industry consolidation and other strategic opportunities. In addition, the Embarq board considered the impact of the relative strength of each combined company’s balance sheet on the regulatory approval process for the proposed transaction, including with respect to the timing and imposition of conditions on such approvals and that a combination with CenturyTel would likely result in a shorter approval process with less stringent conditions. The Embarq board also considered potential market value and trading multiples of the combined company’s common stock under each of CenturyTel’s and Company A’s proposals, which were more favorable in a combination with CenturyTel. In addition, the Embarq board considered Embarq management’s assessment of the discounted cash flow based value creation analyses of a combined company under CenturyTel’s proposal and Company A’s proposal, based on the projected operating results and net cash flows of each of the companies, as well as Embarq management’s view of the achievable synergies in each combination, which estimated that CenturyTel’s proposal was approximately 10% greater than Company A’s proposal.

  Following the meeting of the Embarq board of directors on October 26, 2008, the terms of the amendment to Mr. Gerke’s employment agreement were finalized with CenturyTel and Embarq. The principal effect of the amendment to the employment agreement was to defer for a year Mr. Gerke's right to trigger a good reason termination as a result of the CenturyTel merger. The terms of the agreement are more fully described in the definitive joint proxy statement/prospectus under the caption “The Issuance of CenturyTel Shares and the Merger — Financial Interests of Embarq Directors and Officers in the Merger — Severance Arrangements — Amended Employment Agreement with Thomas A. Gerke” beginning on page 61 of the definitive joint proxy statement/prospectus.

Opinion of J.P. Morgan as Embarq’s Financial Advisor

The definitive joint proxy statement/prospectus describes a relative discounted cash flow analysis conducted by J.P. Morgan under the caption “The Issuance of CenturyTel Shares and the Merger — Opinion of J.P. Morgan as Embarq’s Financial Advisor — Relative Discounted Cash Flow Analysis” starting on page 57 of the definitive joint proxy statement/prospectus. In this analysis, the discount rates J.P. Morgan used in connection with its evaluation of the exchange ratio in the merger were based upon customary methods of analysis for the determination of such metrics and J.P. Morgan utilized its own judgment and took into account market conditions existing at the time of the evaluation, among other things. For this purpose, J.P. Morgan did not rely specifically on any particular comparative analysis of Embarq and other industry participants.

Regulatory Approvals Required for the Merger

The definitive joint proxy statement/prospectus describes certain required regulatory approvals under the captions “Summary — The Merger and the Merger Agreement — Regulatory Approvals Required for the Merger” starting on page 5 and “Issuance of CenturyTel Shares and the Merger — Regulatory Approvals Required for the Merger” starting on page 71 of the definitive joint proxy statement/prospectus. This disclosure is updated to note the following events since the date of the joint proxy statement/prospectus:

  FCC Approval. Public comment on the FCC applications described in the definitive joint proxy statement/prospectus was due on January 8, 2009. Three parties made public comments on the FCC applications to which reply comments are due January 23, 2009.

  State Regulatory Approvals. CenturyTel and Embarq have filed all state transfer applications and notifications with the relevant state commissions. A number of these state commissions have, on receipt of these transfer applications, established procedural schedules for approval and made additional requests for information. Various parties have filed as intervenors. The remaining states that have jurisdiction are expected to establish procedural schedules in the near future.

Relationships with Financial Advisors

The joint proxy statement/prospectus describes certain services rendered in the preceding two years by Barclays Capital, Morgan Stanley or J.P. Morgan to CenturyTel (see pages 45, 48, and 59 of the joint proxy statement-prospectus). For these services, CenturyTel paid (i) to Barclays Capital, fees of approximately $100,000 in the aggregate, (ii) to Morgan Stanley, fees of approximately $88,000 in the aggregate, and (iii) to J.P. Morgan, fees of approximately $836,000 in the aggregate for its role as joint lead bookrunner in connection with the referenced note offerings, in addition to customary compensation and other financial benefits in connection with its role as agent bank and a lender under outstanding credit facilities of CenturyTel.

At the time the respective opinions of Barclays Capital and Morgan Stanley were delivered to CenturyTel, CenturyTel had not engaged, nor made any commitment to engage, any of Barclays Capital, Morgan Stanley, or J.P. Morgan for material current or future mergers and acquisitions transactions or financings, except as described in the definitive joint proxy statement/prospectus (see pages 45, 48, 59 and 83). At the time the opinion of J.P. Morgan was delivered to Embarq, Embarq had not engaged, nor made any commitment to engage, any of Barclays Capital, Morgan Stanley, or J.P. Morgan for material current or future mergers and acquisitions transactions or financings, except as described in the joint proxy statement/prospectus (see page 59).

* * *

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this document, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including receipt of required approvals by CenturyTel and EMBARQ stockholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of EMBARQ operations into CenturyTel will be greater than expected, the ability of the combined company to retain and hire key personnel, the impact of regulatory, competitive and technological changes and other risk factors relating to our industry as detailed from time to time in each of CenturyTel's and EMBARQ’s reports filed with the Securities and Exchange Commission (SEC). There can be no assurance regarding the timing of the consummation of the merger or that the proposed acquisition will in fact be consummated. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document. Unless legally required, CenturyTel and EMBARQ undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CenturyTel has filed, and the Securities and Exchange Commission (SEC) has declared effective, a Registration Statement on Form S-4 that includes a joint proxy statement of CenturyTel and EMBARQ that also constitutes a prospectus of CenturyTel. CenturyTel and EMBARQ began mailing the definitive joint proxy statement/prospectus to their respective shareholders on December 22, 2008. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT-PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain the joint proxy statement-prospectus, as well as other filings containing information about CenturyTel and EMBARQ, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement-prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement-prospectus may also be obtained, free of charge, by directing a request to CenturyTel, 100 CenturyTel Drive, Monroe, Louisiana, 71203 Attention: Corporate Secretary, or to EMBARQ, 5454 West 110th Street, Overland Park, KS, 66211, Attention: Shareholder Relations.

The respective directors and executive officers of CenturyTel and EMBARQ and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyTel’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyTel on March 27, 2008, and information regarding EMBARQ directors and executive officers is available in its proxy statement filed with the SEC by EMBARQ on March 17, 2008. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation are included in the joint proxy statement-prospectus and other relevant materials filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2009

CENTURYTEL, INC.

By: /s/ Neil A. Sweasy
Name:	Neil A. Sweasy
Title:	Vice President and Controller